EXHIBIT 99.1

PRESS RELEASE

Contact:

Investor Relations: 512-236-3644

Schlotzsky’s, Inc. Announces Realignment Plan and Jobs Reduction

AUSTIN, TEXAS – (Thurs., July 31, 2003) – Schlotzsky’s, Inc. (Nasdaq: BUNZ) today announced that it is streamlining its organization to reduce expenses and to place a greater emphasis on franchising for its growth strategy.  As part of the realignment, the company will eliminate approximately 39 job positions, primarily at its corporate headquarters in Austin, Texas.

Company officials said that the purpose of the staff realignment is to create a leaner organization that is strong enough to execute the Company’s core initiatives and expand its franchise system.  Highlights of the changes which the Company believes will lead to improvement in financial results are as follows:

•                  Real estate and franchise licensing functions will be combined.

•                  Franchisee training and franchise field services will be combined.

•                  Quality inspections and restaurant audits will be outsourced.

•                  Several other functions will be outsourced to a greater extent, including certain technical and website support functions, creative services, and market research.

•                  The call center for franchisee communications and support will place greater reliance on its proprietary franchise website and the Internet for delivering published materials to franchisees.

Overall, corporate headquarters staff will be reduced by approximately 29 percent, including five currently unfilled positions that will be eliminated.  Some employees will be offered job transfers. Other spending cuts include curtailed expenses and salary reductions among senior corporate staff. The company expects a reduction in corporate general and administrative expenses corresponding to the reduction in salaries and benefits. Job reductions include positions within Schlotzsky’s, Inc. and Schlotzsky’s Franchise Operations, L.L.C., an affiliate of Schlotzsky’s, Inc.  Company officials expect to see results of this reduction in force beginning in the fourth quarter of 2003, with the full effects of the reductions to be realized through the course of 2004.

Company officials believe that Concept 2005, a core initiative that is the next evolution of Schlotzsky’s menu and restaurant design, and the franchise restaurant reimaging program will become the key drivers in reestablishing growth of the franchise system. Concept 2005 and the reimaging program were presented to franchise owners at the national convention in Washington, D.C. last month.  Both initiatives were well received by the franchise owners, officials said.

Schlotzsky’s, Inc., founded in Austin, Texas, in 1971, through its wholly-owned subsidiaries, is a franchisor and operator of restaurants in the fast casual sector.  Our current menu features upscale made-to-order hot sandwiches and pizzas served on our proprietary buns and crusts, wraps, chips, salads, soups, fresh baked cookies and other desserts, and beverages.  As of March 31, 2003, there were 619 Schlotzsky’s® Deli restaurants open and operating in 37 states, the District of Columbia and six foreign countries.  Visit www.schlotzskys.com or www.cooldeli.com for more information and e-coupons.

This press release may contain statements deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act.  Any statements that are not statements of historical fact may be deemed forward-looking statements.  Forward-looking statements may include, without limitation, statements concerning business, financial and growth strategies and objectives, costs, savings and earnings projections, new restaurant development, future Schlotzsky’s® Deli brand products, and assumptions relating to any of these statements.  Readers should carefully review the risk factors that may influence forward-looking statements or cause actual results to differ materially from those described or anticipated by the forward-looking statements.  These risk factors may include, without limitation, inability to obtain adequate financing for the company and our franchisees, increased competition within the restaurant industry, continued viability of restaurants during a weak economy, results of arbitration and litigation, inability to sell restaurants, failure to successfully recruit multi-unit and single-unit franchisees, and stock volatility and illiquidity.  Actual results may differ materially from those described by the forward-looking statements as a result of these risk factors.